Financial Corporation

Contact: Ronald J. Nicolas, Jr.
Investor Relations Department
Aames Financial Corporation

(323) 210-5311

For Immediate Release

Aames Financial Corporation Completes $235.0 Million Securitization,

Plans Commencement of Rights Offering and Retains Financial Advisor

Los Angeles, CA., January 23, 2002 - Aames Financial Corporation (OTCBB: AMSF), a leader in subprime home equity lending, announced today the successful completion of a $235.0 million asset backed securitization of mortgage loans during the three months ended December 31, 2001, the planned commencement of its previously announced rights offering and the retention of UBS Warburg as a financial advisor.

Securitization

Aames closed a $235.0 million securitization transaction of fixed rate mortgage loans during the three months ended December 31, 2001. At December 31, 2001, Aames had retained the residual interest created in the securitization transaction. Aames sold for cash the servicing rights and prepayment penalties related to the mortgage loans in the securitization transaction to an independent third party mortgage loan servicing company.

"The December 2001 securitization transaction was our sixth consecutive quarterly securitization and demonstrates our commitment to pursuing a diversified loan disposition strategy by accessing both the whole loan sale and securitization markets," said A. Jay Meyerson, Aames' Chief Executive Officer.

Rights Offering

Aames plans to commence its previously announced rights offering to record holders of its common stock on January 29, 2002. Aames has set a record date for this offering as of January 22, 2002. The rights offering grants holders of common stock on the record date the right to purchase 2.56 shares of Aames Series D convertible preferred stock at $0.85 per share for each share of Aames common stock owned. Aames anticipates the rights offering will expire February 12, 2002. Please refer to Aames' registration statement on Form S-3 filed with the Securities and Exchange Commission for more information.

Financial Advisor

Aames has retained UBS Warburg as a financial advisor to explore options for a possible restructuring of Aames' outstanding 9.125% senior notes due November 2003 and its 5.5% convertible subordinated debentures due March 2006. There can be no assurance that any such restructuring can be successfully completed.

Aames is a leading home equity lender and at December 31, 2001 operated 100 retail Aames Home Loan branches, five wholesale loan centers and two National Loan Centers throughout the United States.

From time to time Aames may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, Aames notes that a variety of factors could cause its actual results and experience to differ materially from the anticipated results or other expectations expressed in its forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of Aames' business include the following: negative cash flow and continued access to outside sources of cash to fund operations; dependence on funding sources; third party rights to terminate mortgage servicing; high delinquencies and losses in its securitization trusts; prepayment risk; changes in interest rates; basis risk; prolonged interruptions or reductions in the secondary market for mortgage loans; timing of loan sales; dependence on broker network; competition; concentration of operations in California and Florida; economic conditions; contingent risks on loans sold; government regulation; changes in federal income tax laws; ability to pay dividends and the concentrated ownership of its controlling stockholder. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in Aames' Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Form 10-Q for the quarter ended September 30, 2001, and subsequent filings with the United States Securities and Exchange Commission.